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Exhibit 10.17

David Nichols Realty, Inc.

49 N SCOTT AVE., Tucson, Arizona 85701	Phone: 520-624-0426
E-Mail: davidnicholsrealty@qwest.net	Fax: 520-624-0344
Full-Service Commercial and Investment Real Estate Brokerage Firm

COMMERCIAL LEASE AGREEMENT

Between 221 E. 6th St. L.L.C. Landlord

And

Prolx Pharmaceuticals, Corp. Tenant

Dated: March 26, 2004

COMMERCIAL LEASE AGREEMENT INDEX

i

48. KEEPING LEASED PREMISES CLEAN	9
49. NON-PAYMENT OF RENT	10
50. DEFAULT BY TENANT	10
51. LANDLORD'S DAMAGES	10
52. EQUIPMENT, ROOF, WALLS AND OTHER REPAIRS	10
53. FINANCIAL STATEMENT DISCLAIMERS	10
54. TIME OF ESSENCE	11
55. BINDING ON HEIRS, ETC	11
56. TENANT IMPROVEMENTS	11
57. LANDLORD'S LIEN	11
58. AMERICANS WITH DISABILITIES ACT	11
59. CONDITION OF LEASED PREMISES	12
60. Property owner's DEFAULT	12
61. HAZARDOUS WASTE	12
62. WARRANTY OF AUTHORITY	12
63. CONDEMNATION	12
64. TRIPLE NET LEASE	13
65. NOTICES	13
66. FORCE MAJUERE	13
67. PARKING	13
68. FIRST RIGHT OF REFUSAL TO LEASE	13
ADDENDUM A TO LEASE	15

ii

COMMERCIAL LEASE AGREEMENT

        THIS LEASE, made this 26th day of March, 2004 between PROLX PHARMACEUTICALS CORP., a Delaware Corporation (hereinafter called Tenant and 221 E. 6th ST. L.L.C. (hereinafter called Landlord).

1.
LEASED PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all the conditions set forth herein, that certain real property situated in the City of Tucson, County of Pima, State of Arizona, as follows:

Approximately 6500 square feet fronting 6th Street (Front Suite)

In addition, described on Exhibit A attached, Leased Premises outlined in yellow hereto and made a part hereof. Said real property including the land and all improvements thereon, is herein called the "Leased Premises."

2.
USE OF LEASED PREMISES. The Leased Premises shall be used only as:

Office and Laboratories for pharmaceutical research and development

3.
ZONING. It is agreed that Tenant has investigated the zoning and determined by the Tenant to be correct, in all respects, for the business use as stated herein.

4.
COMPLIANCE WITH LAWS. The Tenant agrees to conduct the business in a legal manner and in accordance with Municipal, County, State and Federal regulations and requirements, and to zoning ordinances.

The Tenant shall faithfully and promptly execute and comply with all present and future statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, City and County authorities and of any and all their departments and bureaus applicable to said Leased Premises and the use thereof. Should the Tenant, or the Health, building or City, County, State or Federal authorities require any changes or improvements in or to the Leased Premises, the Tenant shall first obtain the written consent from the Landlord for such changes, and all such changes or improvements shall be done at the sole expense and risk of the Tenant. The Tenant agrees to comply with all provisions, covenants, conditions and restrictions as recorded in the office of the County Recorder of Pima County, Arizona. Any interruption or stoppage in the use and occupancy of the Leased Premises shall not affect the rental terms, conditions and covenants contained in this Lease.

5.
CONDUCT OF BUSINESS. Tenant shall not leave the Leased Premises unoccupied or vacant but shall throughout the term of this Lease conduct and carry on the type of business for which the Leased Premises are leased at its usual business hours and manner.

6.
TERM. TO HAVE AND HOLD the same to the said Tenant from the 1st day of April, 2004, through the 31st day of March, 2011.

7.
RENT. And the said Tenant, in consideration of the leasing of the premises hereinabove set forth, covenants and agrees with the Landlord to pay the said Landlord as rent for the property the total sum of Four Hundred Forty Four Thousand Seven Hundred Forty Seven Dollars and Forty Two Cents ($444.747.72), lawful money of the United States of America, which amount is now due and payable; however, so long as the Tenant shall keep and perform each and all of the covenants and agreements herein mentioned, then the Tenant shall have the option of paying the above-referenced rental sum as set forth in Addendum A, attached hereto. In addition to the foregoing rent, Tenant covenants and agrees to pay all other payments and charges payable by Tenant hereunder which, however denominated, shall constitute rent.

8.
MONTHLY RENTAL PAYMENTS. Starting April 1st, 2004, the Tenant shall pay as rent monthly installments of $5000.00, plus rental tax on the first day of the lease period and a like sum on the first day of each and every successive calendar month thereafter, except that the monthly rent and rental tax shall be adjusted as herein provided. Tenant shall pay the rent in a timely manner. Tenant shall pay a late charge of 10% of monthly rent and tax for rent paid TEN (10) days or more past due date. *Payments to increase as per attached Addendum A.

In addition to the monthly rental payments hereinabove called for, the Tenant agrees to pay to the Landlord each and every month during the term of this Lease, or any extension thereof, an amount presently equal to TWO percent (2%) of the gross monthly rent (gross monthly rent shall include rent and Tenant's monthly payment of real property tax and insurance reimbursement as described below), which amount is for the TWO percent (2%) "Business Privilege License Tax" as imposed by the City of Tucson. In the event the City, or State, or both, should impose an increase or additional tax, the Tenant agrees to pay said increase and such additional tax. The Landlord, in turn, shall pay these amounts to the proper governmental body. Said tax, as of the date of this Lease, is One hundred Fourteen dollars and sixty four cents ($114.64) per month. The Tenant hereby agrees to pay any and all other taxes levied or assessed by State, County, and/or City or Federal authorities applying to or affecting the Leased Premises, including all taxes on all merchandise and stock and all taxes on all equipment as owned by Tenant or on Landlord's equipment used by Tenant, and to pay all license fees, sales taxes for conducting the business.

Tenant agrees to pay any real property taxes levied for the 2003 tax year, prorated as of April 1st, 2004 and each successive year thereafter. Tenant shall pay his share of the annual real property tax. It shall be computed on a pro rata share of square footage per unit, if there are multiple units. Tenants percentage of their space to total property is 46%, as designated by Tax Code ####-##-####. Taxes for the 2003 tax year are $15,395.34.

Tenant agrees not to deduct from the herein rental payments any cost or expense whatsoever involving repairs, maintenance or alterations to the Leased Premises or for anything else, unless written consent is first obtained by the Tenant from the Landlord or from the Agent.

9.
OPTION TO RENEW. The Tenant shall have an option to renew this Lease for one term of 3 year(s); provided, however, that the Tenant shall not be in default of any of the terms, conditions, and covenants of this Lease and further providing that written notice is given by the Tenant to the Landlord of its intention to renew at least ninety (90) days prior to the expiration of this Lease. All the terms and provision of this Lease shall apply to said one three-year extension, provided, however, that Landlord reserves the right to renegotiate and increase the monthly rent.

10.
SECURITY DEPOSIT. On or before the date of execution of the lease, Tenant will deposit with Landlord the total sum of Five thousand Dollars ($5000.00) (hereinafter referred to as "Security Deposit"). For the first three months the base rent will be free. The base rent, plus property taxes, fire insurance, and sales tax for the fourth month will be $5,846.62 due on the first day of the second month.

Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, within five (5) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and

  Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within TEN (10) days following expiration of the Lease Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest and shall have no further obligation with respect thereto.

11.
WHERE PAYABLE. All rental payments shall be made payable to the order of 221 E. 6th Street L.L.C. in care of David Nichols Realty Inc. Tucson, Arizona 85701, ATTN: David Nichols, 49 N. Scott Ave. Tucson, AZ 85701 during the entire term of this Lease unless otherwise designated by Landlord.

12.
MAINTENANCE OF LEASED PREMISES.

A.
Landlord's Obligations: Prior to the tenants occupancy, Landlord agrees to clean the interior and exterior of said property, repair broken glass, roller-blinds, vertical blinds, all lighting fixtures, service heat-pumps and A/C. Within two months of occupancy, Landlord agrees to paint exterior building that is agreeable to ProlX and Landlord. Landlord to take care of all exterior landscaping and responsible for the removal of any graffiti on the said premises.

B.
Tenants Obligations: Tenant at all times during the term of this Lease, at its own cost and expense, shall keep and maintain or cause to be kept and maintained in good condition and repair, ordinary wear and tear excepted, all building improvements and fixtures at any time erected on the Leased Premises, and shall use all reasonable caution to prevent waste, damage or injury. Tenant agrees to maintain air conditioning and heating pumps in working order. Tenant shall provide and pay for janitorial services and pay for 46% of monthly dumpster fee. Tenant shall pay all special medical waste removal fees.

13.
UTILITIES AND GLASS. Tenant further agrees to connect to and pay for all water, fuel, light, power, gas, telephone and all other utilities used in or about the Leased Premises, and the Landlord shall in no way be responsible therefore. The Tenant hereby agrees to take full responsibility for all plate glass and other glass in and about the Leased Premises, and should Landlord require that plate glass insurance be carried, the Tenant shall pay the premium. Tenant shall not overload the electrical systems and shall install, after obtaining Landlord's prior written approval, any additional wiring required for Tenant's equipment.

14.
ADVANCE POSSESSION. All terms of this Lease shall be in force from the initial date of possession of key or by physical occupancy of Leased Premises by Tenant. Rent shall continue upon expiration of Lease and until key and possession of Leased Premises is returned to Landlord.

15.
ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Leased Premises or any part thereof without the written consent of Landlord first had and obtained, and any alterations, additions or improvements to or of said Leased Premises, including, but not limited to wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures installed by Tenant, shall at once become a part of the realty as further evidenced by the signing and filing of a UCC-1 designating the Landlord the Secured Party and shall be surrendered with the Leased Premises if there is a default in complying with the terms of the lease. In the event Landlord consents to the making of any alterations, additions or improvements to the Leased Premises by Tenant, the same shall be made by Tenant in a good, workmanlike and diligent manner at Tenant's sole cost and expense, in accordance with law, with Tenant to obtain all applicable permits.

16.
LIENS CREATED BY TENANT. The Tenant shall have no power to do any act or to make any contract that may create or be the foundation for any lien upon the Leased Premises or other estate of the Landlord in the Leased Premises or upon any building or improvement thereon, and should any such lien be filed, the Tenant at his own cost and expense shall bond or otherwise discharge the same within ten (10) days after the filing thereof. If Tenant fails to do so, Landlord may (but shall not be obligated to) pay such claim and the amount so paid together with any costs.

Tenant agrees to provide all Tenant Improvements on the Premises. All Tenant Improvements will be performed by properly licensed contractors and will comply with all applicable codes. Notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall not begin construction of Tenant Improvements until such time as Tenant has provided to Landlord and Landlord has approved: (1) architectural plans, drawings, designs and specifications for the work to be performed prepared by an architect licensed in the State of Arizona: (2) a copy of the construction contract or contracts for the work, identifying the contractor, the contractor's license number and license type, the work to be performed and the schedule of construction; (3) certificates of insurance from each contractor, vendor and supplier naming Landlord as an additional insured; (4) copies of all permits required to be obtained from all applicable governmental agencies prior to commencement of any work; and (5) lien waivers from all contractors, vendors and suppliers. Prior to commencement of any work, Tenant shall provide to Landlord any and all information requested by Landlord concerning Tenant's financing of, or method of paying for, Tenant Improvements, which shall be subject to Landlord's prior written approval. Tenant shall obtain interim and final lien waivers and lien releases from all contractors, vendors and suppliers for all labor and material lien rights created by the actions of Tenant, or on behalf of Tenant, and applicable to any property owned by Landlord. Tenant shall provide Landlord with "as built" drawings prepared by a licensed architect within two weeks of the completion of the tenant improvements. Tenant shall also provide Landlord with a copy of the Certificate of Occupancy upon completion of the Tenant Improvements.

17.
LEAKING ROOF. The Landlord shall not be responsible for any damage sustained by the Tenant by reason of water leaking through the roof of said building.

18.
DAMAGE OR INJURY TO PERSONS OR PERSONAL PROPERTY. The Tenant hereby agrees to indemnify, defend and save harmless the Landlord from any and all liability for any damage or injury to person or property caused by or resulting from the Tenant's failure to perform any maintenance or repair as required by the terms and provisions of this Commercial Lease. The Tenant further agrees to indemnify, defend and save harmless the Landlord from any and all loss, damage or liability by reason of any injury or injuries to any person, persons or personal property occurring by reason of Tenant's use or occupancy or through the fault or negligence of the Tenant, his employees or patrons. Landlord shall not be responsible for loss or damage to Tenant or his or anyone else's personal property on the leased premises, for any reason whatsoever, including, but not limited to, fire, flood, weather, maintenance and structural failure of said Leased Premises. Tenant to obtain insurance for his leasehold improvements and personal property and general liability. If Tenant fails to remove such personal property prior to expiration of the Term, it shall become the property of the Landlord.

19.
LANDLORD RULES. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, security, care and cleanliness of the Leased Premises and preservation of good order therein. Said rules must be presented to Tenant in writing prior to taking effect.

20.
LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain, maintain and keep in force, by advance payment of premiums, during the term of this Lease a policy of comprehensive public liability and property damage insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $1,000,000.00 for bodily injury or death for more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $250,000.00. Alternatively, limits shall be not less than $1,000,000.00 bodily injury and property damage liability insurance combined single limit. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. If the Tenant shall fail to procure and maintain said insurance the Landlord may procure the same, and Tenant shall be obligated to reimburse Landlord for the cost thereof, within five days of receipt of the bill therefore. Insurance required hereunder shall be in companies rated A+ or better in "Best's Insurance Guide." Tenant shall deliver to Landlord, prior to right of entry, certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable or subject to reduction of coverage or non-renewed without 30 days prior written notice being given to the Landlord. The insurance provided by Tenant shall specify that it is primary insurance and any insurance maintained by Landlord shall be in excess and not contributory with Tenant's insurance. Landlord and Tenant agree that they shall not be liable to the other and hereby release the other for damage to the Leased Premises and to Tenant's improvements and to loss through business interruption and to loss to personal property from risks insured against under any insurance policies carried by the parties and in force at the time of such damage. This release shall apply only to the extent that such loss is covered by insurance. Tenant shall also maintain worker's compensation insurance as required by state law.

21.
EXEMPTION OF LANDLORD FROM LIABILITY. Tenant agrees Landlord shall not be liable for injury to Tenant's business or for damage to the goods, merchandise or other property of and/or not liable for injury to the person of Tenant as well as Tenant's employees, agents, invitees, customers, contractors or any other person in or about the property, including but not limited to a vandal. Such exemption of Landlord from all liability shall apply whether such damage or injury is caused by or results from fire, utility related damage, weather related damage such as caused by roof leak, building or plumbing defect related damage or from any other cause, including but not limited to, the negligence, and/or any agent of Landlord including an employee or contractor of Landlord as well as whether any such damage or injury results from conditions arising upon the property, other portions of the building of which the property is a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to the Tenant.

Further, Tenant agrees to waive any statutory provision, case law or legal authority which is contrary to and/or nullifies/voids in any way such member/partner protective provisions in the event of any actual or alleged breach of the lease by the Landlord, the sole remedy shall be against the assets of the Landlord which the Tenant acknowledges is a Limited Liability Company and no individual member, partner or other associated entity of the company shall be liable for any damages arising from any act or omission or neglect including negligence, gross negligence and/or willful acts or omissions of Landlord/Owner or of any other Tenant as well as any other Tenant's employees, agents, invitees, customers, contractors or any other person in or about the property, including but limited to a vandal.

Further, Tenant expressly agrees to indemnify, hold harmless and defend Landlord, any owner of Landlord, such as any shareholder or L.L.C. member as well as any employee, contractor or other agent of Landlord from claims or losses, damages or the like, including costs attorney's fees, arising out of all enumerated causes including but not limited to Tenant's utilization of the leased premises. All such continuing agreements duties and promises of Tenant contained in this exemption of Landlord from liability as well as such continuing duties, obligations and promises of

  Tenant contained elsewhere in this agreement shall survive and continue following the end of the lease term and/or occupancy of Tenant with such indemnification, hold harmless and defend provisions to apply to any claim, loss, damage, liability or the like made by Tenant, invitee of Tenant, employee, contractor or other agent of Tenant or any other third party, including but not limited to another Tenant and including any and all claims even if caused by the negligence of the Landlord and any Owners of Landlord and/or agent of Landlord including an employee or contractor of Landlord.

22.
LANDLORD'S CASUALTY INSURANCE. Tenant agrees not to do anything, including, but not limited to, structural changes, which could jeopardize the Landlord's insurance coverage, create additional risk, fail to comply with a law, or regulation, or Landlord's insurance company's requirements or cause an increase in Landlord's insurance premium.

Tenant, each successive month, shall pay the Landlord, in addition to the rent, one-twelfth (1/12th) of the Landlord's cost of special form-all risk property damage, liability and casualty insurance ("Property Casualty Insurance"). It shall be compiled on a pro rata share of square footage per unit, if there are multiple units. Tenant's percentage of their space to total property is 46%. Fire insurance is currently $3700.00.

23.
INSPECTIONS. The Landlord or his Agent is hereby granted the right and privilege to inspect the property both inside and outside upon reasonable notice (48 hours) during the term of this Lease, between the hours of 10:00 A.M. and 4:00 P.M. In the event of an emergency, Landlord or his Agent may enter premises without notice.

24.
FIRE OR EARTHQUAKE. If at any time during the Lease, the Leased Premises shall be destroyed by fire, by the elements, by earthquake or any other casualty or be so damaged by fire, by the elements, by earthquake, or any other casualty that, in the reasonable judgment of Landlord's contractor, the Leased Premises cannot be repaired, rebuilt or restored within 90 working days from the date of such damage, this Lease may, at the option of either party, be terminated by delivering written notice of termination not later than ninety (90) days after the date of the casualty and rights hereunder shall cease and terminate and the Tenant shall be entitled to be reimbursed for all rents paid in advance. The Tenant agrees to give the Landlord access to the Leased Premises so that the necessary repairs, rebuilding or restoration may be resumed without delay, subject to availability of insurance proceeds and the ability to obtain necessary permits. It is further understood and agreed that during the time or times that the Tenant may be unable to occupy the Leased Premises for the reason above stated, rental shall abate proportional to the square footage of the Premises which is unavailable for occupancy, until said Leased Premises are again in condition to be available for use by the Tenant.

25.
LIGHTING AND OTHER FIXTURES. The Tenant agrees to furnish and install at his own sole cost and risk upon, obtaining Landlord's prior written approval, any additional lighting fixtures, cooling and heating system needed for Tenant's efficient operation(s). All said additions and/or alterations shall become the property of the Landlord, without charge, at the termination of this Lease.

26.
BANKRUPTCY. It is hereby mutually agreed, covenanted and understood that in the event the Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or make an assignment for the benefit of creditor or take the benefit of any insolvent act or fail in business, then this Lease shall, at the option of the Landlord, immediately terminate and in no event shall this Lease be treated as an asset of the Tenant after the exercise of such option.

27.
WAIVER BY LANDLORD. The waiver by the Landlord of any breach or breaches by the Tenant of any one or more of the covenants, agreements, conditions, or obligations herein contained or the acceptance of any delinquent payments shall not bar the Landlord's right to declare a forfeiture or to employ any other rights or remedies of the Landlord in the event of any subsequent breach of any such or other covenants, agreements, conditions or obligations. Any entry and/or re-entry by the Landlord, whether had or taken by the terms of this Lease under what is generally known as summary proceedings, shall not be deemed to absolve or discharge the Tenant from liability hereunder.

28.
LEASE TRANSFER. The Tenant hereby agrees not to sell, transfer, sublease, sublet or assign this Lease, or to lease or sublease the whole or any portion of said Leased Premises without first obtaining the written consent of the said Landlord, and any attempted assignment of lease or sublease without such written consent shall be void. Even though the Landlord may give the written consent to an assignment, subletting or transferring hereof, it is agreed that the Tenant shall make no further assignment, subletting or transferring without the express consent in writing by the Landlord. Such consent cannot be unreasonably withheld. The Landlord reserves the right to assign this Lease to anyone, and at any time, without given notice to the Tenant and Landlord shall be released from all liability and obligation arising hereunder after the date of such assignment.

29.
REASONABLE CONSENT. As set forth in paragraph 28 above, Tenant shall not sublet or assign the Leased Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld. In determining whether to grant consent to the Tenant's sublet or assignment request, the Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding the Tenant's request:

A.
Financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant;

B.
Business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

C.
Use of the Leased Premises by the proposed subtenant/assignee must be identical to the use permitted by this Lease;

D.
Percentage rents, if a condition of this Lease, of the proposed subtenant/assignee, or the prospect of percentage rents, must be at least equal to that of the existing Tenant;

E.
Managerial and operational skills of the proposed subtenant/assignee must be the same or exceed those of the existing Tenant;

F.
Use of the Leased Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

G.
Use of the Leased Premises will not violate any other agreements affecting the Leased Premises, the Landlord or other Tenants or require Landlord to make alterations or improvements to the Premises.

30.
TENANT CONTINUING RESPONSIBILITY. In the event the Landlord gives consent to the Assignment of this Lease, the Tenant shall still nevertheless continue fully liable and responsible for the full and faithful performance of each and all of the terms, covenants and conditions herein contained on the part of the Tenant herein to be performed and observed, and provided further, that the Assignee shall likewise be deemed to have assumed the full and faithful performance of said terms, covenants and conditions contained within the Lease on the part of the Tenant herein to be performed and shall deliver to the Landlord herein written assumption agreement assuming such performance as aforesaid.

31.
ENFORCEMENT OF LEASE. The said Landlord may, at his option, in addition to any of the rights given by this indenture, enforce any provisions of the laws of the State of Arizona, or of the United States of America governing the relations of Landlord and Tenant, with the same effect as though the right to enforce such provisions were herein specifically set forth. In the event any court of competent jurisdiction holds any provision in this Lease invalid, the remaining provisions in this Lease shall be deemed severable and shall remain in full force and effect.

32.
CHANGE IN LEASE. The making, execution and delivery of this Lease have not been induced by any representation, statement, warranties or agreements other than those herein expressed. It is mutually agreed by and between the parties hereto that this agreement supersedes all other previous and/or other agreements bearing upon the above Leased Premises, and it is further agreed that no changes to or in this Lease shall be made without being in writing, signed by all of the parties hereto.

33.
CONTINUING LEASE AFTER EXPIRATION. In the event that Tenant should hold over and continue in the occupancy of the Leased Premises after the expiration of the initial term of this Lease, or any extension thereof, with the consent of the Landlord, express or implied, the Tenancy shall be deemed to a Tenancy only from month-to-month, upon the same terms and conditions as exist and prevail at the time of the termination of the Lease, and subject to increase in monthly rental at the option of the Landlord. Partial months shall be charged as a full-month rent.

34.
SUIT TO ENFORCE TERMS OF LEASE. In the event of legal action between any of the signatories to this Agreement to enforce the terms hereof the prevailing party shall be entitled to reasonable attorneys' fees and court costs from the party adjudged against.

35.
POSSESSION AT EXPIRATION OF THIS LEASE. The Tenant further covenants and agrees with the Landlord that at the expiration of the term mentioned in this Lease, peaceable possession of the Leased Premises shall be given to the Landlord, the Leased Premises to be in as good condition as they now are, or as when first occupied, the usual wear and tear, inevitable casualties and loss by fire excepted. Transfer of Possession of Leased Premises is defined as when Tenant returns all keys to Landlord or his agents after vacating Leased Premises.

36.
IF LANDLORD CANNOT DELIVER POSSESSION OF LEASED PREMISES. If Landlord, for any reason, cannot deliver possession of the Leased Premises to Tenant at the commencement of said term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting there from; but there shall be proportionate deduction of rent covering the period between commencement of said term and the time when Landlord can deliver possession.

37.
INDEPENDENT COVENANT FOR PAYMENT OF RENT. The covenant of the Tenant to pay rent shall at all times be recognized as an independent covenant under the terms of this Lease and shall in no way be construed to be dependent upon any other clause, condition or covenant contained herein.

38.
IF LEASED PREMISES ARE DESERTED BY TENANT. In the event the Leased Premises shall be deserted or if the Tenant ceased to conduct business without paying punctually the rent herein called for, then in addition to all other rights and remedies of Landlord hereunder, at law and in equity, the Tenant grants to the Landlord or his agent the right to take over possession of the Leased Premises as agent for the Tenant and do whatever the Landlord deems best to protect his interest so that the Landlord may obtain the balance of money due under this Lease, and without the Landlord waiving or relinquishing any of his rights mentioned in this Lease.

39.
LANDLORD'S RIGHT TO PLACE "FOR SALE" OR "FOR LEASE" SIGN. The Tenant hereby grants upon the Landlord or his Agent the right to place a "For Lease" sign on or in the Leased Premises at any time the Tenant vacates the Leased Premises, at any time there is evidence that the Tenant has ceased to conduct business in or on the Leased Premises, or within 60 days of the termination of this lease. Tenant hereby grants the Landlord or his agents the right to place a "For Sale" sign at anytime.

40.
REPAIRS OR REPLACEMENT IN EVENT OF THEFT OR VANDALISM. Notwithstanding anything to the contrary herein contained, the Tenant agrees to repair or replace, without delay and at his own sole cost, expense and risk any and all portions of the Leased Premises that may be damaged by theft, burglary, and vandalism or by malicious mischief with the exception of the above said in section 12 A of this contract.

41.
RENT ESCALATION CLAUSE. Rent each year to increase, as per Addendum A, attached hereto and made a part hereof. Each preceding year to become the base year for the following year, and the rent shall increase 3% over the last base year. The rent to be computed at each yearly anniversary date of this Lease, and the increase payable upon the Tenant's receipt of statement. Base year's initial anniversary date is April 2004.

42.
RETROACTIVE RENT CLAUSE. Should Landlord fail to notify Tenant of his intent to revise the rental at such time or times as herein specified, such rental shall continue to be subject to revision upon notification by Landlord as provided herein and, when so revised, shall be retroactive to the date such rental should have become effective, regardless of the number of years involved.

43.
SUBMISSION OF LEASE. Submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises. This instrument becomes effective as a Lease upon execution and payment of Security Deposit.

44.
GENDER. It is further understood that if more than one join in the execution hereof, or may be of the feminine, masculine or neuter gender, the pronouns and relative words herein used shall be read and understood as if written in plural, feminine, masculine or neuter, respectively.

45.
SIDE HEADINGS. The herein side headings are for convenience only, and do not define, limit or construe the contents of the various articles in this Agreement.

46.
MORTGAGE. The Tenant's rights under this Lease are and shall always be subordinate to the lien of any existing mortgage or mortgages and to any mortgage or mortgages which the Landlord may and shall have the right to execute at any time during the term of the Lease or any renewal or extension thereof; and the Tenant upon request by the Landlord agrees to execute within fifteen (15) days of request such instrument or instruments permitting a mortgage or mortgages to be placed upon the Leased Premises so as to subordinate this Lease to any mortgage or mortgages.

47.
SIGNS. The Tenant agrees not to place any permanent sign(s) on the windows, doors or walls or in any other location on the Leased Premises without first obtaining the written consent of the Landlord. The Tenant agrees not to paint, inscribe or erect any outside signs on walls or roofs without first obtaining the written consent of the Landlord; and should the Landlord give such written consent, then all such signs and paint shall be removed by the Tenant at least thirty days prior to the expiration of this Lease, and the walls, roof, front and rear yards left in good condition, and free from any holes or damage. Tenant is aware that there is a sign permit fee that is at Tenant's cost. Landlord shall not withhold reasonable consent, except that Tenant must install any City approved sign within the space provided for signs and Tenant shall be solely responsible for obtaining all necessary approvals.

48.
KEEPING LEASED PREMISES CLEAN. The Tenant agrees to keep the Leased Premises inside and outside clean and neat at all times, including sidewalks, windows, parking area and front and rear yards; and to keep sidewalk free of any obstruction. Tenant shall be solely responsible for prompt removal and proper disposal of all trash and garbage.

49.
NON-PAYMENT OF RENT. The Tenant further agrees with the Landlord that upon the non-payment of the whole or any part of the rent or other amounts payable hereunder at the time when same is above promised to be paid by the said Tenant and said non-payment of rent continues for a period of TEN (10) days, or in the event said Leased Premises or part thereof shall be deserted (which shall mean Tenant's failure to conduct business in the Premises thirty (30) consecutive days or more without prior notice to Landlord) during said term or of the breach of any of the other terms, covenants or agreements herein contained, for which a specific performance is not provided, the Landlord may at his election, without notice or demand, exercise any remedy available at law or in equity including without limitation any one or more of the following: declare this Lease to be at an end and recover said Leased Premises and recover such damages as he may have sustained; or he may without notice or demand and without declaring the Lease ended, reenter and occupy, remodel or relet the whole or any part of the Premises for the account of Tenant on such terms and conditions as Landlord deems reasonable, or to thereafter terminate the Lease even though the Premises have been relet.

50.
DEFAULT BY TENANT. In the event the Tenant shall default or violate any of the agreements or covenants herein mentioned, the Landlord hereby agrees to give unto said Tenant notice in writing of such default or violation and to give the Tenant the period of TEN (10) business days from the time such notice is received by Tenant to remedy the default or violation the Landlord shall at his election apply anyone or all of the remedies herein contained.

51.
LANDLORD'S DAMAGES. In the event of any default by Tenant, Tenant agrees to pay to Landlord all amounts necessary to compensate Landlord for all damage caused by Tenant's failure to perform its obligations under this Lease, including but not limited to the cost of recovering possession of the Premises (including attorney's fees), the cost of repairs, alterations, leasing commissions and all other expenses incurred in maintaining, preserving or releasing the Premises to a new tenant. Landlord shall be entitled to recover from Tenant the rent and other charges due and unpaid; (i) at termination of the Lease if the Lease is terminated; (ii) if the Lease is not terminated, as they become due by bringing one or more actions from time to time; or (iii) the difference between the rental, if any, received by Landlord under any releasing of the Premises, and the rental to the charges which would have been paid over the term but for Tenant's default, with present value based on a discount rate of 8%.

52.
EQUIPMENT, ROOF, WALLS AND OTHER REPAIRS. The Landlord, at his own expense, shall keep the roof and outside walls of the Leased Premises in good repair during the term of this Lease. Should the roof or walls be damaged by reasons of the cooling system, heating system, or in placing or erecting advertising signs, then the Tenant agrees to make the necessary repairs without delay and in good and workmanlike manner at his own cost, expense and risk. The Tenant shall be responsible for, and shall pay costs of repairs and maintenance or replacement of any nature whatsoever (including, but not limited to, doors, locks, ceilings, windows, heating, cooling, water and sewer lines, electrical, mechanical, plumbing, pipes and conduits, and plate glass) on said Leased Premises except for the roof and the structural elements of the outside walls, or except as may be stated herein specifically otherwise. Tenant shall perform repairs, maintenance and replacement on a regular basis to maintain the Leased Premises in good and attractive condition and repair. It is agreed that Tenant will have inspected the leased Premises and will have had an opportunity to determine that the heating, cooling, electrical, water and sewer systems are in operable working condition as of the date of occupation. Tenant agrees to service all heating, cooling, or exhaust units at least two (2) times each year, and having that work done only by a licensed specialized contractor.

53.
FINANCIAL STATEMENT DISCLAIMERS. The Landlord and Tenant herein agree that there were no promises, inducements, representations or agreements in connection with this Agreement except those specifically set forth in writing. In the event of legal action between any of the signatories to this Agreement to enforce the terms hereof the prevailing party shall be entitled to reasonable attorneys' fees and court costs from the party adjudged against.

54.
TIME OF ESSENCE. Time is of the essence of this Lease and every term, condition, covenant and provision.

55.
BINDING ON HEIRS, ETC. This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto; except that nothing in this paragraph contained shall authorize an assignment of the interest of Tenant herein without the prior written consent of the Landlord.

56.
TENANT IMPROVEMENTS

A.
Tenant intends to make improvements to Leased Premises after Lease execution. All such improvements shall be performed at Tenant's sole cost pursuant to plans and specifications approved in writing by Landlord prior to the commencement of any work. Landlord may grant or withhold its consent to structural alterations or improvements in Landlord's sole discretion. Tenant shall prepare and approve a plan setting forth all Tenant improvements. This plan shall be approved and signed by the Landlord and Tenant and shall be incorporated herein as an addendum to this Lease, and the reference herein becomes a part and parcel of this Lease.

B.
Tenant agrees to build out a fully functioning Pharmaceutical Lab and Offices and agrees to pay for all installations in a timely manner, to preclude any possibility of Workman's Liens, in accordance with Paragraph 15 and using contractors reasonably acceptable to Landlord. Lien waivers properly executed or their copies shall be provided to Landlord.

C.
Tenant agrees that he shall post a sign in a conspicuous place on the Leased Premises stating that Landlord has not given any permission for the establishment of a lien of any type against the property or the property's owner.

57.
LANDLORD'S LIEN. Tenant hereby agrees that Landlord shall have a first and superior lien on all fixtures (including trade fixtures) and personal property belonging to Tenant that is used by Tenant in and about the Leased Premises as additional security for the performance of this Lease and further agrees to sign a UCC-1 form designating the Landlord as the Secured Party same to be filed in the Office of the Pima County Recorder's Office.

58.
AMERICANS WITH DISABILITIES ACT. Tenant shall, at their expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or part of any term hereof regulating the Leased Premises or the use thereof by Tenant. Tenant hereby covenants that it shall, at its expense, comply promptly with all applicable provisions of Title 111 of the Americans with Disabilities Act, 42 USC# 12181 et.seq., and all regulations promulgated thereafter (the "ADA"). Notwithstanding the foregoing sentence, Tenant shall be and remain responsible for the removal of any architectural barriers from the Leased Premises existing as of the date of the signing of this lease if require under the ADA. Tenant covenants that it shall, at its own expense, comply with all Federal, State or local environmental or health or safety laws, regulations, rules, including, without limitation, any judicial or administrative statement of general or specific applicability (all such laws, regulations and rules constituting an "Environmental Law"). Tenant shall give Landlord, immediately, notice of any pending or threatened private, judicial, or administrative action respecting the environmental condition of the Leased Premises or the discovery of any Environmental Law. Tenant shall not use or permit the use of the Leased Premises in any manner that will tend to create waste or a nuisance, which will tend to disturb other Tenants in the Building. Neither Tenant nor its employees, customers or any person for whom the Tenant is responsible shall in any way obstruct or interfere with the use of any street, sidewalk or passageway in or adjacent to the Building.

59.
CONDITION OF LEASED PREMISES. Tenant has had an opportunity to thoroughly inspect the Leased premises prior to the date of the occupancy, therefore, except as specifically provided herein. Tenant hereby accepts the Lease Premises "AS IS" in its condition as existing as of the date of the occupancy, without any representation or warranty, express or implied, oral or written, concerning the condition, usability, or habitability of the Leased Premises subject to all applicable Zoning, municipal, county, state and Federal Laws, ordinances and regulations governing the regulating of the use of the Leased Premises, and Tenant hereby accepts this Lease subject thereto and all matters disclosed thereby and by any exhibits attached thereto, except that (i) heating, cooling and plumbing systems shall be in operable working condition and (ii) the exterior roof shall be water tight, as of the date of occupancy, and the Landlord shall provide Tenant with written confirmation that same has been inspected by duly qualified professional. Tenant acknowledges that neither Landlord nor Landlord's Agent has made any representations or warranty as to the suitability of the Leased Premises for the conduct of Tenant's business. Tenant's occupancy indicates his approval and it will be presumed that the Leased Premises are satisfactory and the Lease shall remain in full force and effect as if the Tenant had given Landlord notification that the Leased Premises are suitable for Tenant's business needs.

Tenant hereby agrees to indemnify, defend, and hold harmless Landlord for its failure by reason of any breach of this covenant, including any and all costs, fees, penalties and any other liabilities incurred by Landlord resulting from such violation of this covenant. In addition to any other rights and remedies, Landlord may require Tenant to, immediately upon demand, abate any release of hazardous materials using licensed contractors approved by Landlord, or Landlord may without notice cause the work to be performed on behalf of Tenant. Tenant shall pay all costs associated with abatement, remediation or government enforcement actions arising from Tenant's breach of the foregoing covenant. Tenant shall give Landlord immediate notice of the release of any hazardous materials in or about the Premises, and of Tenant's receipt of any notice or communication from any government authority or other person concerning compliance of the Premises with any law or regulation pertaining to health, safety or the environment ("Environmental Law"), or of the discovery of any condition which violates or may violate Environmental Law other shall be by certified or registered mail, return receipt requested.

60.
Property owner's DEFAULT. Except as otherwise provided in this Lease, landlord shall be in default under this Lease if landlord fails to perform its obligations hereunder and said failure continues for thirty (30) days after written notice from Tenant to Landlord, or if such failure cannot reasonable be cured within thirty (30) days, if Landlord fails to commence cure within thirty (30) days and continues diligently to pursue the curing of the same. Landlord's liability shall in no event exceed the value of Landlord's interest in the Premises as the same may be encumbered.

61.
HAZARDOUS WASTE. Tenant will comply with all federal, state, and local regulations regarding use, handling, storage, and disposal of any and all hazardous wastes necessary for operations of business.

62.
WARRANTY OF AUTHORITY. The person signing this lease represents and warrants that he has authority to do so and that tenant is a duly qualified corporation.

63.
CONDEMNATION. In the event of any condemnation or taking under the exercise of the power of eminent domain ("Taking") of all or a portion of the Leased Premises, Landlord shall be entitled to receive the entire award in any such proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, except for any separate award payable to Tenant for loss or damage to Tenant's trade fixtures, removable personal property, and relocation costs. If the entire Leased Premises shall be taken, then this Lease shall automatically terminate as of the date Tenant is required by the condemning agency to vacate the Leased Premises, and all rent and other charges shall be paid through such date. If a portion of the Leased Premises shall be Taken and the use thereof is materially impaired thereby, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate such portion of the Leased Premises ("Taking Date") upon giving the other notice of such election not later than thirty (30) days from the Taking Date. All rent and other charges shall be paid through the Taking Date. If the use of the Leased Premises is not materially impaired by the Taking, or if materially impaired but neither Landlord nor Tenant terminates this Lease, then in either such event this Lease shall continue in full force and effect with respect to the remainder of the Premises except that, as of the Taking Date, base rent shall be reduced by an amount which is equal to the proportion thereof that the area taken bears to the entire area of the Leased Premises before the Taking, and Landlord shall, at its cost and expense, to the extent practicable restore the Leased Premises on the land remaining to a complete unit of like quality and character as existed prior to such Taking.

64.
TRIPLE NET LEASE. This lease shall be construed as a triple net lease and all expenses and obligations in connections with the Leased Premises, which are not expressly the obligation of Landlord, shall be the obligation of the Tenant.

65.
NOTICES. All notices or other documents which either party hereto is required or may desire to give to the other shall be in writing and may be given by delivering the same personally or by sending the same by certified or registered mail, postage prepaid, to the addresses which are written below the signatures of the parties or to such other place as may from time to time be designated by a written notice. Any notice or other document mailed as aforesaid shall be deemed sufficiently served or given at the time of mailing thereof. Notices to Landlord shall be sent in care of David Nichols Realty Inc. 49 N. Scott Ave. Tucson AZ 85701. Notices to Tenant shall be sent to 221 E. 6th Street Front Suite, Tucson AZ 85705.

66.
FORCE MAJUERE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the control of the party obligated to perform shall excuse the performance by such party of a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by tenant pursuant to this Lease.

67.
PARKING. Tenant is granted 13 parking spaces, which will be part of the lease premises. Landlord will maintain in good condition and order, the parking areas, including maintenance of ground services and any required artificial lighting. It is understood that the Rear or North Suite currently has two parking spaces closest to the rear Tenants door, and will continue so throughout the lease.

68.
FIRST RIGHT OF REFUSAL TO LEASE. Tenant will be provided First Right of Refusal to lease the 7500 square foot North Suite. Tenant has one week to match any offer to lease the North Suite. The First Right of Refusal shall be in writing sent registered mail to Landlord.

(The rest of this page is left blank intentionally.)

        IN WITNESS WHEREOF, the said parties to those presents have hereunto set their hands the day and year first above written.

TENANT: Prolx Pharmaceuticals Corp.		LANDLORD: 221 E. 6th Street L.L.C.
By:	/s/ Lynn Kirkpatrick Lynn Kirkpatrick	By:	/s/ David Nichols, Manager
By:		By:
Date: 3-26-2004

DAVID NICHOLS THE MANAGER OF 221 E. 6th STREET L.L.C IS A
LICENSED REAL ESTATE BROKER IN THE STATE OF ARIZONA

ADDENDUM A TO LEASE

Dated March 26, 2004, between Prolx Pharmaceuticals (Tenant) and 221 E. 6th Street L.L.C. (Landlord), regarding Clause No. 7.

RENT SUMMARY FOR INITIAL 7-YEAR TERM

1	$5000.00	x 9 mos.	=	$45,000.00
2	$5150.00	x 12 mos.	=	$61,800.00
3	$5,304.50	x 12 mos.	=	$63,654.00
4	$5,463.64	x 12 mos.	=	$65,653.42
5	$5,627.54	x 12 mos.	=	$67,530.53
6	$5,796.37	x 12 mos.	=	$69,556.44
7	$5,970.26	x 12 mos.	=	$71,643.13
Break Down of 1st year monthly rent:	Base rent:	$5000.00
	Property Taxes:	$590.15 ($15,395.34 × 46%÷12)
	Fire Insurance:	$141.83 ($3700.00 × 46% ÷ 12)
		$5,731.98
	2% sales tax	$114.64
		$5,846.62 Total Rent
TOTAL RENT PAYMENTS FOR INITIAL 7-YEAR TERM:		$444,747.72

        DATED this 26 day of March 2004.

TENANT: Prolx Pharmaceuticals		LANDLORD: 221 E. 6th Street L.L.C.
By:	/s/ Lynn Kirkpatrick D. Lynn Kirkpatrick, CEO	By:	/s/ David Nichols David Nichols, Manager
By:
Personal Guarantee
D. Lynn Kirkpatrick

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COMMERCIAL LEASE AGREEMENT INDEX
COMMERCIAL LEASE AGREEMENT
ADDENDUM A TO LEASE
RENT SUMMARY FOR INITIAL 7-YEAR TERM